BI-OPTIC VENTURES INC.
1030 Georgia Street West Suite 1518
Vancouver BC  V6E 2Y3

Tel: (604) 689-2646 Fax: (604) 689-1289

N E W S   R E L E A S E

September 6, 2006

SYMBOL:  TSX -   BOV.H

OTCBB- BOVKF

APPOINTMENT OF  DR. TERRANCE G. OWEN TO ITS BOARD OF DIRECTORS

Bi-Optic Ventures Inc. (the “Company”) is pleased to announce that it has appointed Dr. Terrance G. Owen to its Board of Directors effective immediately.  Dr. Owen has served as the Company’s secretary since October of 2002.  Dr. Owen graduated in 1968 with a B.Sc. in Biology from UVic, a M.Sc. in Biology from UNB in 1970 and a Ph.D. in Zoology in 1974 from UBC. After teaching for 4 years, he took a two-year Industrial Post-Doctoral Fellowship from the Science Council of B.C. to commence work in the private sector. In 1980, he formed Helix Biotech Ltd. to develop and commercialize diagnostic technologies and took the company public in 1987.  In 1989, Helix Biotech started providing DNA identity tests for paternity, immigration and criminal cases.  In 1995, Helix Biotech merged with another company to create Helix BioPharma, a biopharmaceutical company focused on drug delivery, discovery, development, distribution and licensing. Helix BioPharma is listed on the TSE and sold Helix Biotech to Lifecodes Corporation in 1998 which, in turn, was purchased by Orchid Cellmark in 2001.  Dr. Owen is currently President and CEO of Alda Pharmaceuticals Corp., a TSX Venture Exchange listed company focused on infection control technology.

On Behalf of the Board of Directors

“Harry Chew”

Harry Chew, President

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.